Exhibit 10.1

VOTING AGREEMENT

VOTING AGREEMENT (this “Agreement”), dated as of June 3, 2012, among Forestar Group Inc. (“Forestar”), a Delaware corporation (“Parent”), and the stockholders of CREDO Petroleum Corporation (the “Company”) signatory hereto (each a “Stockholder”).

WHEREAS, in order to induce Parent and Longhorn Acquisition Inc., a Delaware corporation, to enter into the Agreement and Plan of Merger, dated as of the date hereof (as amended from time to time, the “Merger Agreement”), with the Company, Parent has requested each Stockholder, and each Stockholder has agreed, to enter into this Agreement with respect to all shares of Company Common Stock beneficially owned by such Stockholder, whether beneficial ownership is acquired before, on or after the date of this Agreement (“Shares”).

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE 1

VOTING AGREEMENT; GRANT OF PROXY

Section 1.01                                Voting Agreement.  Each Stockholder shall, at any meeting of the stockholders of the Company, vote all Shares held at such time by such Stockholder: (i) for the Merger Agreement, the Merger and the other transactions contemplated thereby at any meeting of the stockholders of the Company, and at any adjournment thereof, at which such Merger Agreement and other related agreements (or any amended version thereof), or such other actions, are submitted for the consideration and vote of the stockholders of the Company, (ii) against (A) any Acquisition Proposal and (B) any other corporate action the consummation of which would prevent or materially delay the consummation of the transactions contemplated by the Merger Agreement and (iii) as directed by Parent with respect to any proposal to adjourn any meeting of the stockholders of the Company at which any of the foregoing matters are considered; provided that, nothing contained in this Section 1.01 shall restrict any Stockholder or any affiliate (as defined in Rule 12b-2 under the Exchange Act) of any Stockholder, if applicable, from taking any action in such Stockholder’s or such affiliate’s capacity as a director, officer or employee of the Company or any other Person which is permitted to be taken pursuant to the Merger Agreement.  The obligations of each Stockholder specified in this Section 1.01 shall apply whether or not (x) the Board of Directors of the Company (or any committee thereof) makes an Adverse Recommendation Change, or (y) the Company breaches any of its representations, warranties, agreements or covenants set forth in the Merger Agreement.  Each Stockholder shall retain the right to vote the Shares in such Stockholder’s sole discretion on all matters other than those set forth above in this Section 1.01, which are at any time and from time to time presented for a vote to the Company’s stockholders generally.

Section 1.02                                Irrevocable Proxy.  Each Stockholder hereby revokes any and all previous proxies granted with respect to such Stockholder’s Shares.  By entering into this Agreement, each Stockholder hereby grants a proxy appointing Parent as such Stockholder’s attorney-in-fact and proxy, with full power of substitution, for and in such Stockholder’s name, to vote such Stockholder’s Shares in the manner contemplated by Section 1.01 if and only if such Stockholder

(i) fails to vote or (ii) attempts to vote such Shares in a manner inconsistent with Section 1.01.  Except as set forth below, the proxy granted by each Stockholder pursuant to this Section 1.02 is irrevocable and is granted in consideration of Parent entering into this Agreement and the Merger Agreement and incurring certain related fees and expenses.  Each Stockholder hereby affirms that the proxy granted in this Section 1.02 is coupled with an interest and may under no circumstances be revoked.  The proxy contained herein with respect to the Shares is intended to be irrevocable in accordance with the provisions of Section 212(e) of the Delaware General Corporation Law.  Notwithstanding the foregoing, the proxy granted by each Stockholder pursuant to this Section 1.02 shall be revoked and terminated upon termination of this Agreement in accordance with its terms.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF STOCKHOLDERS

Each Stockholder represents and warrants, on behalf of such Stockholder only and not on behalf of any other Stockholder, to Parent that:

Section 2.01                                Authorization.  Stockholder has the requisite entity power and authority (and, in the case of an individual, the capacity) to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby.  This Agreement constitutes a valid and binding agreement of the Stockholder enforceable against the Stockholder, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect that affect the enforcement of creditors rights generally or (b) general principles of equity, whether considered in a proceeding at law or in equity.  If Stockholder is married and the Shares set forth on Exhibit A, attached hereto, constitute community property under applicable Law, this Agreement has been duly authorized, executed and delivered by, and constitutes the valid and binding agreement of, Stockholder’s spouse.

Section 2.02                                Non-Contravention.  The execution, delivery and performance by Stockholder of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) violate any applicable Law or (ii) require any consent or other action by any Person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration or to a loss of any benefit to which Stockholder is entitled under any provision of any agreement or other instrument binding on Stockholder.

Section 2.03                                Ownership of Shares and Other Securities.

(a)                                  Schedule A to this Agreement sets forth the number and type of Shares and the number and type of Shares that are issuable upon exercise of outstanding warrants, options or other derivative securities, whether or not exercisable (the “Derivative Securities”), of which such Stockholder is the record and beneficial owner.  Such Stockholder owns such Shares and Derivative Securities, free and clear of any Lien and any other limitation or restriction (including any restriction on the right to vote or dispose of such Shares) except as established hereby.  None of such Stockholder’s Shares are subject to any voting trust or other agreement or arrangement with respect to the voting of such Shares except as established hereby.

(b)                                 As of the date hereof, except for the Shares, Company Options and Derivative Securities set forth on Exhibit A, Stockholder does not beneficially own any (i) shares of capital stock or voting securities of the Company, (ii) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company or (iii) options or other rights to acquire from the Company any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF PARENT

Parent represents and warrants to each Stockholder that:

Section 3.01                                Authorization.  Parent has the requisite corporate power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby.  The execution, delivery and performance by Parent of this Agreement and the consummation by Parent of the transactions contemplated hereby have been duly authorized by the Board of Directors of Parent.  This Agreement constitutes a valid and binding Agreement of Parent enforceable against Parent, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect that affect the enforcement of creditors rights generally or (b) general principles of equity, whether considered in a proceeding at law or in equity.

Section 3.02                                Non-Contravention.  The execution, delivery and performance by Parent of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) violate any applicable Law or (ii) require any consent or other action by any Person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration or to a loss of any benefit to which Parent is entitled under any provision of any agreement or other instrument binding on Parent.

ARTICLE 4

COVENANTS OF STOCKHOLDER

Stockholder hereby covenants and agrees, on behalf of itself only and not on behalf of any other Stockholder, that:

Section 4.01                                No Proxies for, Encumbrances on or Transfers of Shares.  Stockholder shall not, without the prior written consent of Parent, directly or indirectly, (i) grant any proxies or enter into any voting trust or other agreement or arrangement with respect to the voting of any Shares or (ii) sell, assign, transfer, pledge, encumber or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the direct or indirect sale, assignment, transfer, encumbrance or other disposition of, any Shares during the term of this Agreement; provided, however, that Stockholder may, if Stockholder is an individual, (x) transfer Shares to any member of Stockholder’s immediate family for estate planning purposes, and (y) transfer Shares upon the death of Stockholder (each, a “Permitted Transfer”); provided, further, that any such transfer shall be a Permitted Transfer only if, as a precondition to such transfer, the transferee enters into an agreement substantially similar to this Agreement with Parent.

Section 4.02                                Appraisal Rights.  Stockholder agrees not to exercise any rights (including under Section 262 of the General Corporation Law of the State of Delaware) to demand appraisal of any Shares which may arise with respect to the Merger.

Section 4.03                                Standstill Provision.  Each Stockholder agrees that, during the term of this Agreement, such Stockholder shall not acquire, offer or propose to acquire or agree to acquire, whether by purchase, tender or exchange offer, through the acquisition of control of another Person, by joining a partnership, limited partnership, syndicate or other “group” (within the meaning of Section 13(d)(3) of the Exchange Act) or otherwise, beneficial ownership (as defined in Rule 13d-3 promulgated under the Exchange Act) of any securities of the Company or rights to acquire (whether currently, upon lapse of time, following the satisfaction of any conditions, upon the occurrence of any event or any combination of the foregoing) any securities of the Company; except however, for any acquisition of Shares by such Stockholder (i) as the result of exercise of employee stock options, or (ii) as the result of any pro rata stock dividend, stock split or other similar actions of the Company.

Section 4.04                                Non-Solicitation.  Except as permitted pursuant to the Merger Agreement, each Stockholder agrees that, during the term of this Agreement, such Stockholder shall not, directly or indirectly, knowingly solicit, initiate or encourage any inquiry or proposal that constitutes or could reasonably be expected to lead to an Acquisition Proposal, knowingly provide any non-public information or data to any Person relating to an Acquisition Proposal, engage in any discussions or negotiations concerning an Acquisition Proposal, or otherwise knowingly facilitate any effort or attempt to make or implement an Acquisition Proposal or agree to, recommend or accept an Acquisition Proposal.

Section 4.05                                Special Meetings of Stockholders.  Each Stockholder agrees that, during the term of this Agreement, such Stockholder shall not, alone, as part of a “group” (within the meaning of Section 13(d)(3) of the Exchange Act), or otherwise, exercise any right to call a special meeting of stockholders of the Company.

ARTICLE 5

MISCELLANEOUS

Section 5.01                                Definitional and Interpretative Provisions.

(a)                                  Capitalized terms used but not defined herein shall have the respective meanings set forth in the Merger Agreement.

(b)                                 The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.  Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular.  Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import.  “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form.  References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.  References to any Person include the successors and permitted assigns of that Person.  References from or through any date mean, unless otherwise specified, from and including or through and including, respectively.

Section 5.02                                Further Assurances.  Parent and Stockholder will each execute and deliver, or cause to be executed and delivered, all further documents and instruments and use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Law, to consummate and make effective the transactions contemplated by this Agreement.

Section 5.03                                Amendments; Termination.  Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective.  This Agreement shall terminate upon the earlier of (x) the termination of the Merger Agreement, (y) an amendment to the Merger Agreement that reduces the aggregate consideration payable to the Company’s stockholders and (z) the Effective Time.

Section 5.04                                Expenses.  All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

Section 5.05                                Successors and Assigns.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto, except that Parent may transfer or assign its rights and obligations to any affiliate (as defined in Rule 12b-2 under the Exchange Act) of Parent.

Section 5.06                                Governing Law.  This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware.

Section 5.07                                Counterparts; Effectiveness.  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.  Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

Section 5.08                                Severability.  If any term, provision or covenant of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

Section 5.09                                Specific Performance.  The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement is not performed in accordance with the terms hereof and that each of the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in addition to any other remedy to which they are entitled at law or in equity.  The parties further agree that no party to this Agreement shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 5.10 and each party waives any objection to the imposition of such relief or any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

FORESTAR GROUP INC.

By:	/s/ James M. DeCosmo
Name: James M. DeCosmo
Title: President and Chief Executive Officer

[Signature Page to Voting Agreement]

/s/ James T. Huffman
Name: JAMES T. HUFFMAN

RCH ENERGY OPPORTUNITY FUND III, LP
By: RCH Energy Opportunity Fund III GP, LP
Its General Partner
By: RR Advisors, LLC
Its General Partner

By:	/s/ Robert Raymond
Robert Raymond, Sole-Member

RCH ENERGY SSI FUND, LP
By: RCH Energy SSI GP, LP
Its General Partner
By: RR Advisors, LLC
Its General Partner

By:	/s/ Robert Raymond
Robert Raymond, Sole-Member

[Signature Page to Voting Agreement]

EXHIBIT A

Equity Ownership

	James T. Huffman	RCH Energy Opportunity Fund III, LP	RCH Energy SSI Fund, LP

Shares of Company Common Stock:	285,586 shares	687,000 shares	1,150,000

Vested Company Options:	56,563 options	0	0

Unvested Company Options:	0	0	0

Derivative Securities	0	0	0